Exhibit 3.11

AMENDED BYLAWS — 1988
OF
TECH INDUSTRIES, INC.
(a Rhode Island corporation)

SECTION 1. NAME AND LOCATION

     1.1 Name. The name of this corporation shall be TECH INDUSTRIES, INC.

     1.2 Registered Office and Agent. Its registered office shall be located at 2300 Hospital Trust Tower, Providence, Rhode Island and its registered agent shall be E. Hans Lundsten.

     1.3 Changes. The name, registered office and registered agent may be changed by the Directors from time to time, subject to the provisions of the Business Corporation Law of the State of Rhode Island (hereinafter referred to as the “Law”).

     1.4 Places of Business. Places for the transaction of business shall be located as the Directors may from time to time determine.

SECTION 2. ARTICLES OF INCORPORATION

     The purposes of the corporation shall be as set forth in the Articles of Incorporation. These Bylaws, the powers of the corporation and of its Directors and Stockholders, or of any class of Stockholders if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Incorporation as are from time to time in effect.

SECTION 3. CORPORATE SEAL

     The corporation shall have a corporate seal of the following design:

TECH INDUSTRIES, INC.
INCORPORATED RHODE ISLAND
1960

SECTION 4. FISCAL YEAR

     The fiscal year of the corporation shall be from January 1 of each year; except as from time to time otherwise provided by the Board of Directors.

SECTION 5. CAPITAL STOCK

     5.1 Amount. The amount of authorized capital stock of the corporation, with or without par value, shall be as is set forth in the Articles of Incorporation, or as are hereafter set forth in amendments to the Articles of Incorporation.

     5.2 Division into Classes. If the capital stock is divided into one or more classes, the description of such classes, including the terms upon which they are created, and the voting rights of each shall be as are set forth in the Articles of Incorporation, or as are hereafter set forth in amendments to the Articles of Incorporation.

     5.3 Stock Certificates. Each Stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the Directors. Such certificate shall be signed by the Chairman, the Vice-Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

     5.4 Transfer of Shares of Stock. Transfers of stock shall be made only in the manner prescribed by the Law. Only persons registered on the books of the corporation as the owners of shares and their personal representatives shall be entitled to receive dividends and to vote as such owners; and furthermore, the corporation, for the purposes of levying calls and assessments, may treat such persons so registered on its books as the owners of the shares registered in their names. Upon delivery and surrender to the corporation of a stock certificate endorsed as by Law required to transfer title, or accompanied by a written assignment or power of attorney to sell, assign or transfer the same or the shares represented thereby, properly executed, the Secretary shall, subject to any valid restrictions on transfer, register the transferee as the owner of the shares so transferred.

     5.5 Record Date. The Board of Directors may in advance fix a date not more than sixty days (or such other longer period as may be permitted by Law hereafter) preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date.

     5.6 Loses of Certificates. In the event of the loss or destruction of any certificates of stock issued by the corporation, the owner thereof shall be entitled to have a new certificate for the same number of shares of stock issued in lieu of said certificate so lost or destroyed, upon satisfactory proof of ownership and upon the giving of such bond or security to the corporation to indemnify it against any loss, cost, damage or expense which may accrue to it by reason of the issue of said certificate in lieu of the certificate so lost or destroyed, as the Directors may deem necessary or convenient.

     5.7 Transfer Agent and Registrar. The Directors may from time to time appoint one or more Transfer Agents and/or one or more Registrars for any class or classes of stock; to provide that stock certificates shall not be valid unless countersigned by any such Transfer Agent Or Transfer Agents and/or registered by such Registrar or Registrars; and to give such Transfer Agent or Transfer Agents and/or such Registrar or Registrars such powers and authority as may from time to time be deemed necessary or advisable.

     5.8 Restriction on Transfer of Stock. The corporation shall have the right in case any Stockholder desires to sell any stock of the corporation to purchase said stock at the lowest price and upon the most lenient terms at which such Stockholder is willing to sell the same before such stock may be sold to any other party. No sale of any stock to any party other than the corporation shall be valid unless such stock shall have first been so offered in writing to the corporation and unless such offer shall have been rejected or shall not have been acted upon by the corporation within thirty (30) days after such offer is made. The Directors shall have the power to accept or reject such offer on behalf of the corporation. Any Stockholder who shall have offered his stock for sale to the corporation in accordance with the foregoing provisions may at any time within sixty (60) days after the rejection of such offer by the corporation, or if the corporation shall neither accept nor reject such offer, then within ninety (90) days after such offer shall have been made to the corporation, sell the stock so offered to the corporation to any other party but not for a price lower nor upon more lenient terms than that at which such stock shall have been previously offered to the corporation. The corporation may require affidavits and other evidence, documentary or otherwise, to its satisfaction, from the Stockholder and purchaser of such stock as to the price and terms of a sale to a party other than the corporation. The Directors may, in particular instances, consent to any such proposed sale, but no such consent or waiver shall extend to other or subsequent instances.

SECTION 6. STOCKHOLDERS

     6.1 Voting and Proxies. Stockholders entitled to vote may vote either in person or by written proxy at all meetings, provided that such proxies are valid under the Law.

     6.2 Annual and Special Meeting. The annual meetings of Stockholders for the election of Directors and the transaction of such other business as may come before the meeting shall be held at the registered office of the corporation, at any place of business of the corporation, at the office of the corporation’s legal counsel, or at such other place within or without the State of Rhode Island as the Directors or Stockholders may hereafter determine, on the first Tuesday of the month which first commences after ninety (90) days from the end of the corporation’s fiscal year, except when such day shall be a legal holiday, in which case the annual meeting shall be held on the next business day. The annual meeting may be held on a different date; earlier or later, without amendment of this provision. Special meetings of the Stockholders shall be called and notice thereof shall be given by the President, the Secretary, the Directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     6.3 Notice. Notice of the place, day and hour of the annual and of each special meeting of the Stockholders shall be given in accordance with the Law.

     6.4 Quorum. At any meeting of the Stockholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting; except that if two or more classes or series of stock are entitled to vote as separate classes or series, then in the case of each such class or series a quorum shall consist of a majority in interest of all stock of that class or series issued and outstanding; and except when a larger quorum is required by the Law, by the Articles of Incorporation or by these Bylaws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose nor shall any such shares be voted. Nothing contained herein shall be construed as limiting the right of the corporation to vote stock, including but not limited to its own stock, held in a fiduciary capacity. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present (provided that at least one-third of the shares issued and outstanding and entitled to vote at the meeting are present in person or by proxy) and the meeting may be held as adjourned without further notice. Unless otherwise provided by the Law or by the Articles of Incorporation or these Bylaws, the affirmative vote of a majority of shares present and entitled to vote at any meeting at which a quorum is present shall be the act of the Stockholders.

     6.5 Action Without a Meeting. Any action required or permitted to be taken at a meeting of Stockholders by these Bylaws, may be taken without a meeting if all of the Stockholders entitled to vote thereon consent thereto in writing. Any such action may be taken without a meeting upon the written consent of less than all of the Stockholders entitled to vote thereon, if the Stockholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all Stockholders entitled to vote thereon are present and the action pursuant to this section is authorized by the Articles of Incorporation. Whenever action is taken pursuant to this section, the written consents of the Stockholders consenting thereto shall be filed with the minutes of the meetings of the Stockholders.

SECTION 7. BOARD OF DIRECTORS

     7.1 Number. The property, business and affairs of the corporation shall be managed by a Board of Directors, composed of such number as may from time to time be fixed by the Stockholders, except that there shall never be less than three Directors (unless all the shares of stock in the corporation are owned beneficially and of record by less than three Stockholders, in which event there may be less than three Directors but no less than the number of Stockholders). A Director need not be -a Stockholder or a resident of the State of Rhode Island.

     7.2 Tenure. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified, or until his earlier death, resignation, removal, ineligibility or disqualification.

     7.3 Removal. Any Director may be removed with or without cause by the Stockholders at any time, or by the Directors with cause at any time, except that any Director who is elected by any class or series of shares or holders of bonds which vote as a class may be removed only by the applicable vote of the holders of such shares or bonds, voting as a class.

     7.4 Resignations. Any Director may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation, unless some other but later time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

     7.5 Powers. Except as reserved to the Stockholders by the Law, by the Articles of Incorporation or by these Bylaws, the business of the corporation shall be managed by the Directors who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the Directors may, at any time, fix the compensation of Directors, issue all or from time to — time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Incorporation, and may determine, subject to the requirements of the Law and the Articles of Incorporation, the consideration for which stock is to be issued, the manner of allocating such consideration between capital and surplus, and, in the case of preferred or special classes of stock, the division of same into series and the relative rights and preferences of any series established by the-Directors.

     7.6 Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive committee and other committees and may by vote delegate to any such committee or committees some or all of the powers of the Directors except those which by the Law, by the Articles of Incorporation or by these Bylaws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these Bylaws for the conduct of business by the Directors.

     7.7 Regular and Special Meetings. The annual meeting, regular and special meetings of the Directors for the election of officers and/or the transaction of such other business as may come before the Directors shall be held at such place, within or without the State of Rhode Island, as may be determined by the Directors. The annual meeting shall be held as soon as is convenient after the meeting of the Stockholders at which the Directors are elected and after each annual meeting of the Stockholders.

     7.8 Meetings by Telephone Conference Circuit. Meetings of the Directors may be held by means of a telephone conference circuit and connection to such circuit shall constitute presence at such meetings.

     7.9 Action Without a Meeting. Any action which may be taken or is required to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed before or after such action by all of the Directors.

     7.10 Place, Time and Notice of Meetings. Regular and special meetings of the Board of Directors shall be held at any reasonable and suitable place upon the giving of twenty-four hours notice, oral, written or by telephone to each Director. Meetings shall be called by the Chairman, Vice-Chairman, President or Secretary of the corporation. Attendance at a meeting by a Director shall constitute a waiver of notice of such meeting, except when a Director attends solely to object to the transaction of business on the basis that the meeting was not lawfully called or convened. The purpose of the meeting need not be stated in any notice thereof.

     7.11 Quorum. A majority of the number of Directors then holding office shall constitute a quorum for the transaction of business. The act of the majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Articles of Incorporation or these Bylaws.

SECTION 8. OFFICERS AND AGENTS

     8.1 Enumeration; Qualification. The officers of the corporation shall be a President, a Treasurer, a Secretary, and such other officers, including a Chairman and Vice-Chairman of the Board of Directors, Vice-Presidents, Assistant Treasurers, Assistant Secretaries, as the Directors from time to time may, in their discretion, elect or appoint. The corporation may also have such agents, if any, as the Directors from time to time may, in their discretion, appoint. Any officer may be but need not be a Director or Stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

     8.2 Powers. Subject to the Law, the Articles of Incorporation and the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate.

     8.3 Election. The President, the Treasurer and the Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of the Stockholders, unless a vacancy occurs, in which event such vacancy may be filled at any time by the Directors. Other officers, if any, may be elected or appointed by the Directors at said meeting or at any other time.

     8.4 Tenure. The President, the Treasurer, and the Secretary shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders, unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until his earlier death, resignation, removal or disqualification. Each agent shall retain his authority at the pleasure of the Directors.

     8.5 Chairman and Vice-Chairman. The Chairman of the Board of Directors shall preside at all meetings of the Directors. The Vice-Chairman of the Board of Directors shall act as Chairman and be vested with his powers and authority in his absence or in the event of the Chairman’s inability to serve or perform his duties.

     8.6 President and Vice-Presidents. Except as otherwise voted by the Directors, the President shall be the chief executive officer of the corporation and, subject to the control of the Directors, shall have general charge and supervision of the business of the corporation. The President shall preside at all meetings of the Stockholders and, in the absence of a Chairman and Vice-Chairman, of the Directors at which he is present, except as otherwise voted by the Directors. Any Vice-Presidents shall have such duties and powers as shall be designated from time to time by the Directors.

     8.7 Treasurer and Assistant Treasurers. The Treasurer shall be the chief financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers,

books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the Directors or by the President. Any Assistant Treasurers shall have such duties and powers as shall be designated from time to time by the Directors.

     8.8 Secretary and Assistant Secretaries. The Secretary shall record all proceedings of the Stockholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation, at the office of its transfer agent or of its Secretary, or at the office of its legal counsel, and shall be open at all reasonable times to the inspection of any Stockholder. In the absence of the Secretary from any meeting of the Stockholders, an Assistant Secretary, or, if there be none or he is absent, a temporary Secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the Secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all Stockholders and the amount of stock held by each. The Secretary shall keep a true record of the proceedings of all meetings of the Directors and, in his absence from any such meeting, an Assistant Secretary, or, if there be none or he is absent, a temporary Secretary chosen at the meeting, shall record the proceedings thereof. Any Assistant Secretary shall have such duties and powers as shall be designated from time to time by the Directors.

     8.9 Resignations. Any officer may resign at any time by delivering his resignation in writing to the President, the Treasurer or the Secretary or to a meeting of the Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other later time, at which date it shall become effective. The acceptance of a resignation shall not be required to make it effective.

SECTION 9. INDEMNIFICATION

     The corporation shall, to the extent permitted by haw, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or a Stockholder purporting to act on behalf of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in respect of any criminal action or proceeding as to which such person shall have been adjudged to be guilty unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of guilt, in view of all of the circumstances of the case, such person is entitled to indemnity for such expense or fines which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The corporation shall, to the extent permitted by Law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or a Stockholder purporting to act on behalf of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of any other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but-in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     To the extent that a Director, officer, employee, agent of the corporation, or a Stockholder purporting to act on behalf of the corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first and second paragraphs hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

     Any indemnification under the first and second paragraphs hereof (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, agent or Stockholder is proper in the circumstances because he has met the applicable standard of conduct as set forth in the first and second paragraphs hereof. Such determination shall be made: ‘(a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the Stockholders.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in the preceding paragraph hereof upon receipt of an undertaking by or on behalf of the Director, officer, employee, agent or Stockholder to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this paragraph.

     For purposes of this section, references to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a Director, officer, employee or agent of such a constituent corporation or a shareholder purporting to act on behalf of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in his official capacity, and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, agent or Stockholder and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, agent or Stockholder of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section, but such insurance shall only cover a Stockholder to the extent he purports to act on behalf of the corporation.

SECTION 10. EXECUTION OF PAPERS

     Unless in a particular case the Directors may also authorize others to do so, all contracts, mortgages, leases, deeds, transfer and other conveyances of the real or personal property of the corporation, all promissory notes, acceptances, checks, drafts, orders or other obligations of the corporation for the payment of money, all bonds, licenses, returns, reports, applications, and all other instruments or writings of any nature, shall be signed, executed, acknowledged, and delivered for and on behalf of the corporation by the President, any Vice-President or the Treasurer.

SECTION 11. AMENDMENTS

     To the extent permitted by the Law, these Bylaws may be added to, amended or repealed at any meeting of the Stockholders or at any meeting of the Board of Directors, provided that any amendments made by the Directors may be changed by the Stockholders.

ATTEST:
/s/ William Bassett

Secretary